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                                  AGREEMENT


         This Agreement ("Agreement") is made as of the 9th day of February, 1995 by and between Quest Capital Corporation, formerly known as Noramco Mining Corporation, a corporation incorporated under the laws of the Province of British Columbia, Canada ("Quest") and INTEK Diversified Corporation ("INTEK").

                                R E C I T A L S


    A. Quest has advanced a loan ("Loan") to INTEK in the original principal amount of $2,500,000 pursuant to that certain Loan Agreement dated November 4, 1994 (the "Loan Agreement").

    B. Quest has agreed to extend the term of the Loan pursuant to the terms of that certain Amendment to Loan Agreement dated the same date hereas (the "Amendment").

    C. Pursuant to the Amendment, Quest is entitled to receive an additional 120,000 shares of common stock of INTEK (the "Extension Shares") under the Amendment.

    D. Quest and INTEK entered into a Management Services Agreement dated November 4, 1994 pursuant to which Quest was entitled to receive 100,000 shares of common stock of INTEK (the "Management Shares") for services Quest would provide to INTEK.

    E. Quest received such Management Shares which contained an inappropriate legend on the certificate.

    F. INTEK and Quest desire to enter into this Agreement whereby Quest will be issued the Extension Shares and the Management Shares in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS

    1.1  In this Agreement:

         (a)  "Act" means the SECURITIES ACT of 1993, as amended;

         (b) "Exchange Act" means the SECURITIES EXCHANGE ACT OF 1934, as amended;



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         (c)  "Regulation S" shall mean Rules 901-904 promulgated under the
Act, as it may be amended from time to time or interpreted by the staff of the Securities and Exchange Commission.

         (d)  "Shares" shall mean the Extension Shares and the Management
Shares.

         (e) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

         (f) "U.S. Person" has the meaning given that term in Rule 902(o) of Regulation S under the Act and includes, with certain exceptions stated in that Rule, the following:

              (i)    any natural person resident in the United States;

              (ii) any partnership or corporation organized or incorporated under the laws of the United States;

              (iii) any estate of which any executor or administrator is a U.S. Person;

              (iv)   any trust of which any trustee is a U.S. Person;

              (v) any agency or branch of a foreign entity located in the United States;

              (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

              (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

              (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts.


2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF QUEST

    2.1 By executing this Agreement, Quest represents and warrants to INTEK (and acknowledges that INTEK and its counsel are relying thereon):

         (a) Quest is acquiring the Shares as principal for its own account for investment purposes only and not with a view to resale or distribution except as may be lawfully permitted, and


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not for the benefit of any other person and that INTEK has the right to take all steps necessary (including issuing stop transfer orders) to ensure compliance with Regulation S;

         (b) Quest is a corporation that was not incorporated or created primarily for investment purposes;

         (c) Quest understands that the certificate representing the Shares will contain a legend providing that (i) the Shares have not been registered under the Act, (ii) transfer of the Shares represented by the certificate is prohibited except in accordance with the provisions of Regulation S and (iii) transfer of the Shares into the United States or to or for the account or benefit of a U.S. Person (as defined under Regulation S) is restricted for a period of forty (40) days following the date of issuance;

         (d) Quest certifies that (i) it is not a "U.S. Person" as defined under Regulation S and that it is not buying the Shares for the account or benefit of a U.S. Person and (ii) no offer to buy the Shares was made to Quest in the United States;

         (e) Quest shall resell the Shares only in accordance with Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration under the Act;

         (f) Except pursuant to an effective registration statement, Quest will not transfer the Shares held by it into the United States or to or for the account or benefit of a U.S. Person for a period of forty (40) days after the date of issuance;

         (g) Quest has received and reviewed all information Quest considered necessary or appropriate for deciding whether to acquire the Shares;

         (h) Quest has had a reasonable opportunity to ask questions and receive answers from INTEK and its officers and employees regarding the business, financial affairs and other aspects of INTEK;

         (i) Quest is an investor who, by virtue of its net worth and investment experience or by virtue of consultation with or advice from a person who is not an insider of INTEK is able to evaluate the investment in the Shares on the basis of the available public information concerning INTEK;

         (j) Quest's Shares are not being purchased by Quest as a result of any material information concerning INTEK that has not been publicly disclosed;

         (k) Quest is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof and constitutes a legal, valid and binding contract of Quest enforceable against Quest in accordance


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with its terms; and such corporation has not been formed for the specific purpose of acquiring the Shares;

         (l) Quest has not acquired the Shares as a result of any press release or any general solicitation or general advertising including advertisement, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (m) Quest understands that in making an investment decision, Quest must rely on its own examination of INTEK, including the merits and risks involved in such an investment;

         (n) Quest understands that upon the issuance of the Shares and until such time as the same is no longer required under applicable requirements of the Act, a certificate representing the Shares will bear the following legend:

          THE (1) SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (2) SECURITIES HAVE BEEN SOLD UNDER THE SECURITIES ACT IN RELIANCE ON RULE 903 OF REGULATION S, (3) TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, AND (4) THE SECURITIES ARE SUBJECT TO A RESTRICTED PERIOD WHICH EXPIRES FORTY DAYS FROM THE DATE OF ISSUE.

         (o) Quest consents to INTEK making a notation on its records or giving instructions to any transfer agent of INTEK's securities to implement the restrictions on transfer set forth and described herein;

         (p) Quest has not paid, has no agreement to pay, and will not pay, directly or indirectly, any commission, fee or other remuneration to any person in connection with Quest's acquisition of the Shares;

         (q) Quest shall indemnify and hold harmless INTEK and each officer, director or control person of INTEK, and their respective agents, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any act or omission to represent or state facts made or alleged to have been made by Quest to INTEK (or any agent or representative of INTEK), or omitted or alleged to have been omitted by Quest concerning Quest or the Quest's authority to invest or financial position in connection with the acquisition of the


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Shares, including, without limitation, any such misrepresentation, misstatement or omission contained in this Agreement or any other document submitted by Quest to INTEK, against losses, liabilities and expenses for which INTEK or any officer, director, control person or agent of INTEK has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by INTEK or such officer, director or control person in connection with such action suit or proceeding; and

         (r) the foregoing representations and warranties are made by the undersigned with the intent that they may be relied upon in determining the undersigned's eligibility to acquire the Shares under the Act.

    2.2 The representations and warranties of Quest contained in this Agreement shall be true and correct on the date first written above and on the date this Agreement is executed.

3.  REPRESENTATIONS AND WARRANTIES OF INTEK

    3.1 INTEK represents and warrants to Quest, and acknowledges that Quest will be relying upon such representations and warranties in entering into this Agreement, that:

         (a) INTEK and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated;

         (b) the common shares of INTEK are quoted on the Nasdaq market and, to the best of its knowledge, INTEK is not in default of any of the requirements of Nasdaq; and

         (c) the audited financial statements of INTEK for its fiscal year ended December 31, 1994 and the unaudited financial statements of INTEK for the interim six month period ended June 30, 1995 (collectively the "Financial Statements"), are true and correct in all material respects, present fairly and accurately the financial position and results of the operations of INTEK for the periods then ended, contain no untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and INTEK's Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

    3.2 The representations and warranties of INTEK contained in this Agreement shall be true on the date first written above and on the date this Agreement is executed.

4.  ADDITIONAL COVENANTS

    4.1 Quest shall tender the stock certificates numbered 11707 and 11751 Quest presently holds to American Stock Transfer (the "Transfer Agent") for cancellation. In the event that the Transfer Agent requests an opinion of U.S. counsel (such counsel being reasonably acceptable to the Transfer Agent and INTEK) to the effect that such shares may be cancelled or that any proposed sale


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or transfer of Shares by Quest is made in compliance with Regulation S or pursuant to an available exemption from registration under the Act, and accordingly that the legend on the certificate representing such Shares may be removed, Quest shall supply such legal opinion(s) to the Transfer Agent at Quest's cost.

    4.2 Upon Quest's tender to the Transfer Agent of the opinion referred to in Section 4.1 above, INTEK shall issue such instructions to the Transfer Agent as are necessary to cause the legend to be removed from the Shares.

5.  RESALE RESTRICTIONS

    5.1 Quest understands and acknowledges that Quest's Shares will be subject to certain resale restrictions under the Act and that certificates representing the Shares will bear a legend to that effect.

    5.2 Quest also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and INTEK is not in any manner responsible) for complying with such restrictions.

6.  COUNTERPARTS

    This Agreement may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Dated:   August 29, 1995                     QUEST CAPITAL CORPORATION



                                             By  /s/
                                                 ______________________________

                                             Its  Managing Director
                                                  _____________________________



Dated:   August 29, 1995                     INTEK DIVERSIFIED CORPORATION



                                             By  /s/
                                                 ______________________________

                                             Its Chief Financial Officer
                                                 ______________________________


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